Exhibit 10.9.1


                           The Vons Companies, Inc.

                             Amended and Restated

            Severance Plan for Senior Management and Key Employees


            This Amended and Restated Severance Plan (the "Plan") shall become effective with respect to any particular Designated Employee
(as defined below) as of the later of July 15, 1996 and the date a Senior Management and Key Employee Severance Agreement, incorporating all or any portion of the terms hereof, is executed between such Designated Employee and The Vons Companies, Inc. (the "Company").

1.    Purpose
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            The principal purposes of the Plan are to (i) provide
      an incentive to the Designated Employees to remain in the employ of the Company, notwithstanding any uncertainty and job insecurity which may be created by an actual or prospective Change in Control,
      (ii) encourage the Designated Employees' full attention and dedication to the Company currently and in the event of any actual or prospective Change in Control, and (iii) provide an incentive for the Designated Employees to be objective concerning any potential Change in Control and to fully support any Change in Control transaction approved by the Board of Directors.

2.    Definitions
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            Terms not otherwise defined in the Plan shall have the
      meanings set forth in this Section 2.

            (a)  Compensation.  "Compensation" shall mean the sum of
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      (x) the highest of the Designated Employee's annual base salary
      (i) at the time the Notice of Termination provided for in
      Section 3(c) of the Plan is given or (ii) for any of the three most recent fiscal years completed prior to the Change in Control as a result of which the Designated Employee is entitled to receive benefits hereunder, (y) the average annual cash "short-term incentive compensation bonus," as defined below, for the Designated Employee, whether pursuant to a then existing plan of the Company or otherwise, with respect to any of the three most recent fiscal years preceding the year in which the Date of Termination occurs for which a "short-term incentive compensation bonus" was paid or for which the amount of "short-term incentive compensation bonus," if any, was finally determined and (z) the average annual amount allocated to the Designated Employee under the Company's Profit Sharing Plan for such prior three years. For purposes of this Plan, a "short-term incentive compensation bonus" shall mean a lump sum cash amount, whether contingent or fixed, determined on an annual basis as an incentive to Designated Employees and based on the Designated Employee's merit or value and/or on the performance of such Designated Employee, of the Company or its outstanding securities, and/or of the operating unit of which such Designated Employee is a part, but shall not include (by way of example, and not limitation): (i) one-time payments in the nature of "sign-on" bonuses made to induce a Designated Employee to accept initial employment with the Company; (ii) amounts paid to reimburse the Designated
      Employee for actual or deemed out-of-pocket expenses, such as tax preparation, estate planning, financial advisory, career counseling, health care, education or relocation expenses; (iii) amounts paid to the Designated Employee upon the exercise and cancellation of a stock appreciation right previously granted; (iv) amounts paid to the Designated
      Employee in the nature of a retention bonus designed to encourage the Employee to remain in the employ of the Company through a specified date or through the occurrence of a specified event; (v) any severance or termination payments or damages paid to the Employee; (vi) any amounts received by the Designated Employee with respect to a health, welfare or retirement benefit plan, program or arrangement of the Company, or payments made to the Employee in lieu of contributions made to such plan, program or arrangement; or (vii) any amounts paid to the Designated
      Employee pursuant to the Company's Long-Term Incentive Plan originally approved by the Board of Directors on February 19, 1992, or any successor thereto.

            (b)  Cause.  For purposes of the Plan and any agreements
                 -----
      entered into pursuant to the Plan only, "Cause" shall mean:
      (i) the commission of acts constituting a crime of moral turpitude (other than driving under the influence of alcohol),
      (ii) conduct which is malicious or known or intended to be contrary to the best interest of the Company and which causes material harm to the Company, or (iii) habitual neglect of duty if the Designated Employee shall have been given five (5) business days' written notice by the Company of such habitual neglect and such habitual neglect shall not have been cured prior to the expiration of such five (5) business day period;
      provided, however, that a Designated Employee shall have been advised of such determination in writing at the time of his or her termination, with a reasonable specification in such writing of the facts constituting Cause.

            (c)  Change in Control.  A "Change in Control" of the
                 -----------------
      Company shall be deemed to have occurred if there shall be consummated (w) any acquisition by another person of voting stock of the Company if such person shall thereafter be the beneficial owner of 50% or more of such outstanding voting stock; (x) any merger or consolidation of the Company with or into any other person, as the result of which the holders of the Company's voting stock immediately prior to the transaction shall, on the basis of such holdings prior to such transaction, hold less than 50% of the total outstanding voting stock of the surviving corporation immediately upon completion of the transaction; (y) any sale or exchange of all or substantially all of the property and assets of the Company; or (z) any change in a majority of the board of directors of the Company occurring within a period of two years or less, such that a majority of the board of directors is comprised of individuals who are not "Continuing Directors." For purposes of the foregoing, a Continuing Director shall be a director (i) who was in office at the commencement of such period of two years or (ii) who was elected subsequent to the commencement of such period with the approval of not less than a majority of those directors referred to in clause (i) who are then in office. Any director meeting the qualifications of clause (ii) of the previous sentence shall, with respect to further determinations after the date of such director's initial election, be deemed to be a director meeting the qualifications of clause (i) of the previous sentence. As used herein the term "person" shall have the meaning of such term under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act"); and the term "beneficial owner" shall have the meaning set forth in Rule 13d-3 under the

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      Act.  Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred under clauses (w), (x) or (y) if the acquirer, purchaser or 50% owner is an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

            (d)  Designated Employees.  "Designated Employees" shall
                 --------------------
      refer to those employees of the Company and its subsidiaries who are parties to agreements with the Company, substantially in the form of Exhibit A attached hereto (with such changes as may be approved by the Board of Directors or the Compensation Committee or other duly authorized committee thereof), incorporating terms and provisions of this Plan. Each such agreement shall indicate whether the particular Designated Employee is in Group A, Group B, or Group C for the purposes hereof.

            (e) Good Reason.  A Designated Employee's termination of
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      employment with the Company shall be deemed for "Good Reason"
      if it occurs within six months of any of the following without the Designated Employee's express written consent:

                    (i) Any change in the nature, or diminution in the status, of the Designated Employee's duties or position from those in effect immediately prior to the Change in Control (other than one that is immaterial);

                    (ii)   A reduction by the Company in the
            Designated Employee's annual base salary as in effect on the date of a Change in Control of the Company or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

                    (iii) A reduction by the Company in the overall value of benefits provided to the Designated Employee, as in effect on the date of a Change in Control of the Company or as in effect thereafter if such benefits have been increased and such increase was approved prior to the Change of Control. As used herein, "benefits" shall include all profit sharing, retirement, pension, health, medical, dental, disability, insurance, automobile, and similar benefits;

                    (iv) A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change in Control, or a reduction in the Designated Employee's relative participation in any such plan, unless the Designated Employee is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

                    (v) A failure to provide the Designated Employee the same number of paid vacation days per year available to him or her prior to the Change in Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the Designated
            Employee immediately prior to the Change in Control;

                    (vi) Relocation of the Designated Employee's principal place of employment to any place more than 35

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            miles from the office theretofore regularly occupied
            by the Designated Employee, except for required travel by the Designated Employee on the Company's business;

                    (vii) Any breach by the Company of any provision of the Plan or of any agreement entered into pursuant to the Plan; or

                    (viii) Any failure by the Company to obtain
            the assumption of the Plan or any agreement entered into pursuant to the Plan by any successor or assign of the Company;

      provided that for purposes of clauses (ii) through (v) above,
      -------- ----
      "Good Reason" shall not exist if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change in Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change in Control.

3.    Termination Following Change in Control
      ---------------------------------------

            (a)  Termination of Employment.  If a Change in Control
                 -------------------------
      of the Company shall have occurred while the Designated Employee is still an employee of the Company, the Designated Employee shall be entitled to the compensation provided in
      Section 4 upon the subsequent termination, within two years of such Change in Control, of the Designated Employee's employment with the Company unless such termination is as a result of: (i) the Designated Employee's death; (ii) the Designated Employee's Disability (as defined in Section 3(b) below); (iii) the Designated Employee's mandatory retirement in accordance with law and the Company's retirement policies as they may exist prior to the Change in Control; (iv) the Designated Employee's termination by the Company for Cause;
      or (v) the Designated Employee's decision to terminate his employment with the Company other than for Good Reason. In addition to the circumstances described above, if a change in Control of the Company shall have occurred while the Designated Employee is still an employee of the Company, such Designated Employee shall be entitled to the compensation provided in
      Section 4 in the event of his voluntary termination of employment with the Company during the 60-day period commencing upon the first anniversary of the Change of Control.

            (b)  Disability.  If, as a result of the Designated
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      Employee's incapacity due to physical or mental illness,
      the Designated Employee shall have been absent from his duties with the Company on a full-time basis for six months and, within 30 days after written Notice of Termination thereafter given by the Company, the Designated Employee shall not have returned to the full-time performance of the Designated Employee's duties, the Company may terminate the Designated Employee's employment for "Disability".

            (c)  Notice of Termination.  Any purported termination
                 ---------------------
      of the Designated Employee's employment by the Company or the Designated Employee hereunder shall be communicated by a Notice of Termination to the other party in accordance with the terms of the agreement entered into pursuant to the Plan.

                                   - 4 -

      For purposes of the Plan and any agreement entered into pursuant hereto, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in the Plan applicable to the termination and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for application of the provisions so indicated.

            (d)  Date of Termination.  "Date of Termination" shall
                 -------------------
      mean (i) if the Designated Employee is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Designated Employee (provided that the Designated Employee shall not have returned to the performance of the Designated Employee's duties on a full-time basis during such 30-day period) or (ii) if the Designated Employee's employment is terminated by the Company for any other reason or by the Designated Employee, the date on which a Notice of Termination is given.

4.    Severance Compensation upon Termination of Employment
      -----------------------------------------------------

            If the Designated Employee's employment with the Company shall be terminated as provided in Section 3(a) of the Plan, then the Company shall:

                    (i) Pay to the Designated Employee as severance pay in a lump sum, in cash, on or before the twentieth business day following the Date of Termination, an amount equal to the multiple specified on Exhibit B times the Designated Employee's Compensation;

                    (ii)   Provide the Designated Employee, for
            three years (or such shorter period as the Designated Employee may elect) with disability, health, life and accidental death and dismemberment benefits substantially similar to those benefits which the Designated Employee is receiving immediately prior to the Change of Control or, if greater, immediately prior to the Notice of Termination. Benefits otherwise receivable by the Designated Employee pursuant to this Section 4(ii) shall be reduced to the extent comparable benefits are actually received by the Designated Employee during such period as the result of his or her employment with another person.

                    (iii)  Take all such action as may be
            necessary or appropriate to provide the Designated Employee the benefit of additional credit for that number of years of service specified on Exhibit B for all purposes under the Company's retirement plans (both qualified and supplemental, but excluding the Company's Profit Sharing Plan), in existence on the date of this Plan; provided, that the Company may, at its
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            election, provide in lieu of such credit under any
            qualified plan a nonqualified benefit comparable to the benefit that would have been resulted if such credit had been given under such qualified plan.

                        (iv) Provide the Designated Employee with
            appropriate outplacement counselling at a cost not to exceed $25,000 or, if so elected by the Designated Employee, $25,000 in a cash lump sum payment.

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                    (v)  If the Designated Employee is in Group C,
            provide the Designated Employee with financial counselling at a cost not to exceed $10,000.

5.    "Parachute Payment" Provisions
       -----------------------------

            (a)      Definitions.  For purposes of this Section 5,
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      the following terms shall have the following meanings:
      (i) "Code" shall mean the Internal Revenue Code of 1986, as amended; (ii) a "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of a Designated Employee, whether paid or payable pursuant to this Plan or otherwise; (iii) "Plan Payment" shall mean a Payment paid or payable pursuant to this Plan (disregarding this Section 5); (iv) "Net After Tax Receipt" shall mean the Present Value of a Payment net of all taxes imposed on a Designated Employee with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Designated Employee's taxable income for the immediately preceding taxable year;
      (v) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; (vi)
      "Reduced Amount" shall mean the greatest aggregate amount of Plan Payments which (A) is less than the sum of all Plan Payments and (B) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Designated Employee were paid the sum of all Plan Payments; (vii) "Accounting Firm" shall mean KPMG Peat Marwick LLP or such other certified public accounting firm as may be designated by a Designated Employee; and
      (viii) "Excise Tax" means the excise tax imposed by Section 4999 of the Code and any interest or penalties with respect to such excise tax.

            (b)      Certain Reductions in Payments for Designated
                     ----------------------------------------------
      Employees in Groups A and B.  (i)  Anything in this Plan
      ---------------------------
      to the contrary notwithstanding, before any Plan Payments are made by a Designated Employee in Group A or Group B, the Accounting Firm shall determine whether receipt of all Payments would subject a Designated Employee in Group A or Group B to the Excise Tax, and if so, the Accounting Firm shall also determine whether some amount of Plan Payments would meet the definition of a "Reduced Amount." If the Accounting
      Firm determines that there is a Reduced Amount, the aggregate Plan Payments to such Designated Employee shall be reduced to such Reduced Amount.

                     (ii)     If the Accounting Firm determines
      that the aggregate Plan Payments should be reduced to the Reduced Amount, the Company shall promptly give the Designated Employee notice to that effect and a copy of the detailed calculation thereof, and the Designated Employee may then elect, in his or her sole discretion, which and how much of the Plan
      Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Plan Payments equals the Reduced Amount), and shall advise the Company in writing of his or her election within ten days of his or her receipt of notice. If no such election is made by the Designated Employee within such ten-day period, the Company may elect which of such Plan Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Plan Payments equals the Reduced Amount) and shall notify the Designated Employee promptly of such election. As

                                   - 6 -
      promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Designated Employee such Plan Payments as are then due to the Designated Employee under this Plan and shall promptly pay to or distribute for the benefit of the Designated Employee in the future such Plan Payments as become due to the Designated Employee under this Plan.

            (iii) While it is the intention of the Company to reduce the amounts payable or distributable to the Designated Employees in Group A and Group B only if the aggregate Net After Tax Receipts to such a Designated Employee would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of such a Designated
      Employee pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of such a Designated Employee pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Designated Employee which Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of a Designated Employee shall be treated for all purposes as a loan to the Designated Employee which the Designated Employee shall repay to the Company together with interest at the applicable federal rate provided for in
      Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by a Designated Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Designated Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Designated
      Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

            (c)  Certain Additional Payments by the Company to
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      Designated Employees in Group C.  (i)  Anything in this Plan
      -------------------------------
      to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment to or for the benefit of any Designated Employee in Group C would be subject to the Excise Tax, then the Designated Employee shall be entitled to receive an additional payment
      (a "Gross-Up Payment") in an amount such that after payment by the Designated Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Designated Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section
      5(c), if it shall be determined that the Designated Employee is entitled to a Gross-Up Payment, but that the Designated Employee, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Designated Employee resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Designated Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                     (ii)  Subject to the provisions of Section
      5(c)(iii), all determinations required to be made under this
      Section 5(c), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Company and the Designated Employee within ten days of the receipt of notice from the Designated Employee that there has been a Payment, or such earlier time as is requested by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5(c), shall be paid by the Company to the Designated Employee within five days of the receipt of the Accounting Firm's determination. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
      Section 5(c)(iii) and the Designated Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Designated Employee.

                     (iii) A Designated Employee in Class C shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Designated Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Designated Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which he or she gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Designated Employee in writing prior to the expiration of such period that it desires to contest such claim, the Designated Employee shall:

                (A) give the Company any information reasonably requested by the Company relating to such claim,

                (B)  take such action in connection with
            contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                (C) cooperate with the Company in good faith in order effectively to contest such claim, and

                (D) permit the Company to participate in any proceedings relating to such claim;

      provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Designated Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
      Section 5(c)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Designated Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Designated Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Designated Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Designated Employee, on an interest-free basis and shall indemnify and hold the Designated Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Designated Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Designated Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal
      Revenue Service or any other taxing authority.

              (iv) If, after the receipt by the Designated Employee of an amount advanced by the Company pursuant to Section 5(c)(iii), the Designated Employee becomes entitled to receive any refund with respect to such claim, the Designated Employee shall (subject to the Company's complying with the requirements of Section 5(c)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Designated Employee of an amount advanced by the Company pursuant to Section (c)(iii), a determination is made that the Designated Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Designated Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            (d) All fees and expenses of the Accounting Firm shall be paid for by the Company. All determinations made by the Accounting Firm under this Section 5 shall be binding upon the Company and the Designated Employees

6.    Dispute Resolution
      ------------------

            (a) Any disputes or controversies relating to the validity of the Plan or the Company's authorization or adoption thereof or the Company's due authorization of any agreement entered into between the parties pursuant to the Plan and any and all other disputes or controversies arising out of or relating to the Plan or any agreement entered into between the parties pursuant to the Plan, including any disputes relating to the enforceability of either or the interpretation of either, shall be governed by the laws of the State of Michigan, without giving effect to its conflict of laws provisions.

            (b) Subject to paragraph (c) below, any and all such disputes shall be submitted to binding arbitration before one arbitrator of the American Arbitration Association conducted in Los Angeles County in accordance with the rules of such association. Subject to paragraph (d) below, all fees and expenses of any arbitration, including the fees and expenses of the arbitrator but not including fees and expenses incurred by the Company or the Designated Employee for counsel or otherwise, shall be borne by the Company; provided that in the event the arbitrator determines that the Company is the prevailing party in the arbitration, then such fees and expenses shall be borne by the Designated Employee. The award of the arbitrator shall be final and binding upon the parties, shall not be subject to review or appeal and shall be enforceable in any court of proper jurisdiction. All reasonable costs of enforcement of an award by the prevailing party, including fees and expenses of counsel, are to be borne by the other party.

            (c) At the election of the Designated Employee, by written notice to the Company prior to the selection of an arbitrator pursuant to the preceding paragraph, any dispute or controversy may be submitted for decision in accordance with the following procedure: One of the following attorneys shall be selected, by lot: Gavin Miller, Robert Carlson, Thomas Unterman, William Gould, Ken Bishop,
      C. Douglas Kranwinkle and Edward Jessup. In the event the person so selected shall be unable or unwilling to serve, by reason of conflicts of interest or otherwise, then a second such person shall be selected by the same procedure, and if necessary the procedure shall be repeated. The person so selected (the "Attorney") shall be employed jointly by the Company and the Designated Employee, to decide the dispute or controversy fairly and impartially, in accordance with the Plan and the applicable agreement pursuant to the Plan, and in accordance with applicable law. The Attorney shall establish such procedure as he deems appropriate under the circumstances, having in mind the nature of the dispute or controversy and the amount in dispute, with a view to reaching a decision as speedily and inexpensively as possible, consistent with the interests of the parties. Each of the Company and the Designated Employee shall cooperate in making available to the Attorney all such information, documents and personnel as the Attorney may request for the purpose of reaching a decision hereunder. The Attorney may obtain assistance in rendering his or her decision hereunder from other attorneys employed in the same law firm, a law firm qualified to practice in the State of Michigan and/or an independent accounting firm which the Attorney may retain for the purpose. The decision of the Attorney shall be set forth in writing, shall be final and binding upon the parties, shall not be subject to review or appeal and shall be enforceable in any court of proper jurisdiction. Subject to paragraph (d) below, all fees and expenses of any proceeding before the Attorney, including the fees and expenses of the Attorney, shall be borne by the Company; provided that in the event the Attorney determines that the Company is the prevailing party in the proceeding, then such fees and expenses shall be borne by the Designated Employee. The Attorney shall have no liability to the Company or to the Designated Employee for any action or omission to act hereunder, unless such action or omission to act shall be shown to have been not in good faith or to have amounted to willful misconduct or gross negligence. All reasonable costs of enforcement of an award by the prevailing party shall be borne by the other party.

            (d) The Company, consistent with the authority therefor granted in Article VIII of the Company's bylaws, and as authorized by Sections 561 et seq. of the
                                        -- ---
      Michigan Business Corporation Act, will indemnify and reimburse the Designated Employee for actual and reasonable expenses, including the fees and expenses of the Designated Employee's counsel, incurred in any action, suit or proceeding to enforce the Designated Employee's rights pursuant to the Plan or any agreement entered into pursuant to the Plan that results in an award or judgment in favor of the Designated Employee, provided that, as to all matters that are the subject of any such action, suit or proceeding, the Designated Employee has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company. Reasonable legal fees and other costs incurred by the Designated
      Employee in any action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, if (i) the Designated Employee elects in the first instance to utilize the dispute resolution procedures set forth in paragraph (c), above, (ii) the Designated Employee furnishes the Company a written affirmation of his or her good faith belief that he or she has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and (iii) the designated employee furnishes the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the foregoing standard of conduct or if it is ultimately determined that such Designated Employee is not entitled to be indemnified by the Company as provided in this subparagraph (d), which shall be an unlimited general obligation of the Designated Employee.

7.    Mitigation of Damages; Effect of Plan
      -------------------------------------

            (a) The Designated Employee shall not be required to mitigate damages or the amount of any payment provided for under the Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under the Plan be reduced by any compensation earned by the Designated Employee as a result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise except as expressly provided herein.

            (b) The provisions of the Plan, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Designated Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, employment agreement or other contract, plan or arrangement.

8.    Term; Amendments; No Effect on Employment Prior to
      --------------------------------------------------
      Change in Control
      -----------------

            (a) The Plan, as amended and restated hereby, shall have an initial term of two years, which shall be automatically extended by one year beginning on the first anniversary of the date of adoption of the Plan and on each anniversary thereafter. The Plan with respect to all Designated Employees or any particular Designated Employee may be terminated or amended by the Board of Directors of the Company or by its Compensation Committee or any other duly authorized committee thereof; provided that a termination or any amendment that reduces the benefits to the Designated Employee provided hereunder or otherwise adversely affects the rights of the Designated Employee, without the Designated Employee's prior written consent: (i) may only be approved after the completion of the initial two year term and prior to a Change of Control, and (ii) may not be effected prior to the provision of 24 months' advance notice thereof to the Designated Employee. Termination or amendment of the Plan shall not affect any obligation of the Company under the Plan which has accrued and is unpaid as of the effective date of the termination or amendment.

            (b) Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon the Designated Employee any right to continue in the employ of the Company prior to (or, subject to the terms of the Plan, following) a Change in Control of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Designated Employee at any time prior to (or, subject to the terms of the Plan, following) the date of a Change in Control of the Company for any reason whatsoever, with or without cause. The Designated Employee and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Designated Employee and the Company, the employment of the Designated Employee by the Company is "at will," and if, prior to a Change of Control, the Designated Employee's employment with the Company terminates for any reason or for no reason, then the Designated Employee shall have no further rights under this Plan.

            (c) The Company may withhold from any amounts payable under this Plan such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (d) The Designated Employee's or the Company's failure to insist upon strict compliance with any provision hereof or the failure to assert any right the Designated Employee or the Company may have hereunder, including, without limitation, the right of the Designated Employee to terminate employment for Good Reason, as defined herein, shall not be deemed to be a waiver of such provision or right or any other provision or right under this Plan.

9.    Effect of Other Agreements
      --------------------------

            Notwithstanding anything to the contrary provided in the Plan, (i) any amounts payable to a Designated Employee pursuant to Section 4(i) of the Plan shall be reduced by any amounts actually paid to such Designated Employee following a termination of employment under any contract between the Designated Employee and the Company that provides for the payment of compensation or severance benefits following a termination of employment (an "Existing Severance Agreement") and (ii) any benefits that may be provided to a Designated Employee for three years following a termination of employment pursuant to Section 4(ii) of the Plan shall be reduced to the extent that substantially identical benefits are actually received by the Designated Employee during such three year period under an Existing Severance Agreement.

                                  EXHIBIT A

                          THE VONS COMPANIES, INC.

                     SENIOR MANAGEMENT AND KEY EMPLOYEE

                              SEVERANCE AGREEMENT


            This SENIOR MANAGEMENT AND KEY EMPLOYEE SEVERANCE AGREEMENT
(this "Agreement"), dated as of             , 199__ is made and
                                --------- --
entered into by and between The Vons Companies, Inc., a Michigan corporation (the "Company"), and
                                 ------------- -----------
(the "Executive").


                                R E C I T A L S
                                - - - - - - - -
            This Agreement is being entered into in accordance with the Amended and Restated Severance Plan attached hereto as Annex 1 (the "Plan") in order to set forth the specific severance compensation which the Company agrees that it will pay to the Executive if the Executive's employment with the Company terminates under certain circumstances described in the Plan.

                             A G R E E M E N T
                             - - - - - - - - -

            NOW, THEREFORE, in consideration of the continued service of the Executive as an employee and officer of the Company, the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

            1.   Agreement to Provide Plan Benefits.  The Plan is
                 ----------------------------------
hereby incorporated into this Agreement in full and made a part hereof as though set forth in full in this Agreement.  The Executive
is hereby designated a member of Group    under the Plan and shall
                                       --
be entitled to all of the rights and benefits applicable to Group
                                                                  --
employees of the Company under the Plan. The Company agrees to be bound by the Plan and to provide to the Executive all of the benefits
provided to employees of the Company who are members of Group    under
                                                              --
the Plan subject to the terms and conditions of the Plan. Terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

            2.   Heirs and Successors.
                 --------------------

            (a)  Successors of the Company.  The Company will
                 -------------------------
require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession transaction shall be a breach of this Agreement and shall entitle the Executive to terminate his or her employment with the Company within six months thereafter for Good Reason and to receive the benefits provided under the Plan in the event of termination for Good Reason following a Change in Control. As used in this Agreement, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 2 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            (b)  Heirs of the Executive.  This Agreement shall inure
                 ----------------------
to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die after the conditions to payment of benefits set forth in Section 3 of the Plan have been met and any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, successor, devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. Until a contrary designation is made to the Company, the Executive hereby designates as his beneficiary under this Agreement the person whose name appears below his signature on page 3 of this Agreement.

            3.  Notice.  For purposes of this Agreement, notices and
                ------
all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows: if to the Company - The Vons Companies, Inc., 618 Michillinda Avenue, Arcadia, California 91007, Attention:
General Counsel and Secretary; and if to the Executive at the address specified at the end of this Agreement. Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            4.  Miscellaneous.  No provisions of this Agreement
                -------------
or the Plan may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company, except as provided in Section 8(a) of the Plan. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this agreement,

            5.  Validity.  The invalidity or unenforceability of
                --------
any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            6.  Counterparts.  This Agreement may be executed in one
                ------------
or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            7.  Gender.  In this Agreement (unless the context
                ------
requires otherwise), use of any masculine term shall include the feminine.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE VONS COMPANIES, INC.,                  EXECUTIVE:
a Michigan corporation


By:
   ---------------------------------       -----------------------------
Name:                                               (Signature)
Title:
                                           -----------------------------
                                                       (Name)


                                           -----------------------------


                                           -----------------------------
                                                (Address for Notice)

                                           -----------------------------
                                              (Designated Beneficiary)

                                           -----------------------------

                                           -----------------------------
                                              (Address of Beneficiary)




















                                   - 3 -



                                                   EXHIBIT B


                                               GROUP
                                               -----

                                       A          B         C
                                       -          -         -

Multiple of                            1         1.5       2.5
compensation
under Sections 3
and 4(i)

Additional years                       1         1.5       2.5
credit under
Section 4(iii)

Possible reduction                    yes        yes        no
under Section 5(b)

Possible additional                   no         no         yes
payments under Section 5(c)